                                                                   EXHIBIT 10.40

                             DISTRIBUTION AGREEMENT
                             ----------------------

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of March 5, 1999 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation ("Jutvision"), and St. Joe Real Estate Services, Inc., d/b/a Arvida Realty Services, a Florida corporation ("Company").

                                   BACKGROUND

     A. Jutvision uses the Jutvision Technology (as defined below) and provides the Production Services (as defined below).

     B.  Company operates the Company Site (as defined below).

     C. Jutvision desires to provide virtual tour technology and production services for the Company Site.

     IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.  DEFINITIONS
    -----------

    1.1  "Basic Package" means up to four scenes captured in a designated
          -------------
Property, converted into a corresponding number of Jutvision Images and posted to the Company Site.

    1.2  "Company Marks" means the trademarks, service marks and/or trade names
          -------------
"St. Joe" and/or "Arvida" and/or the St. Joe logo.

    1.3  "Company Site" means the collection of HTML documents residing on
          ------------
servers operated by or for Company or its affiliate and accessible on or after the Effective Date by Sales Agents.

    1.4  "Confidential Information" means any trade secrets, confidential data
          ------------------------
or other confidential information relating to or used in the business of the other party (the "Disclosing Party"), that a party (the "Receiving Party") may obtain from the Disclosing Party during the Term (the "Confidential Information"), except as herein provided, and that is marked "Confidential," "Proprietary" or in a similar manner to indicate its confidential nature. Confidential Information may also include oral information disclosed pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within thirty
(30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the Receiving Party. The terms of this Agreement and the existence of this Agreement will constitute Confidential Information.

    1.5  "Initial Posting Date" means the date on which Jutvision commences
          --------------------
providing Production Services and Company begins receiving postings of Jutvision Images under this Agreement. Company will provide Jutvision with written notice of the Initial Posting Date, which Jutvision will promptly confirm in a reply written notice sent to Company.

    1.6   "Jutvision Image" means an electronic image of a Property produced by
           ---------------
or on behalf of Jutvision.

    1.7  "Jutvision Marks" means the trademarks, service marks and/or trade
          ---------------
names JUTVISION and the Jutvision logo.

    1.8  "Jutvision Technology" means software and hardware, including the
          --------------------
Software, used to capture, process and view Jutvision Images.

    1.9  "Production Services" means the virtual tour services provided by or on
          -------------------
behalf of Jutvision in preparing the Basic Packages and Upgrade Packages.

    1.10 "Property" means any piece of residential real estate within the
          --------
Territory, including without limitation new homes, offered for sale or resale.

    1.11 "Sales Agent" means any sales agent, sales representative or broker of
          -----------
Company.

    1.12 "Service Provider Network" means the network of members throughout the
          ------------------------
Territory with whom Jutvision has entered into agreements to capture images at designated sites on Jutvision's behalf.

    1.13 "Software" means the Jutvision for Java Software.
          --------

    1.14 "Term" means the Initial Term of this Agreement and the Renewal Terms,
          ----
if any, as set forth in Section 5.

    1.15 "Territory" means the United States and its possessions.
          ---------

    1.16 "Upgrade Package" means an addition to a Basic Package consisting of
          ---------------
one additional scene captured at the same designated Property of the Basic Package, converted into one additional Jutvision Image for the scene captured.

2.  PROVISION OF PRODUCTION SERVICES;
    ----------------------------------

    2.1  Sales and Billing.  Jutvision will be responsible for receiving and
         -----------------
fulfilling orders for Basic Packages and Upgrade Packages. Jutvision will assume all costs and responsibility for invoicing and collecting revenues for all sales of Basic Packages and Upgrade Packages; provided, however, that Jutvision does not assume the risk of collection. Jutvision will develop and implement a customized electronic order form permitting Sales Agents to submit orders for Production Services to Jutvision via the Internet. Sales Agents may purchase Basic Packages and Upgrade Packages as required.

    2.2  Image Capturing, Processing and Posting.  Jutvision will have sole
         ---------------------------------------
responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network, processing captured images to create Jutvision Images and posting Jutvision Images to the Company Site. Company will permit such postings, and the parties will use best efforts to work together (i) to expeditiously implement a system whereby Jutvision will be capable of posting Jutvision Images to Company Site and (ii) to maintain Jutvision's ability to post Jutvision Images to Company Site throughout the Term. The parties will also use best efforts to expeditiously establish file naming formats and scripts that will connect the Jutvision Images to the appropriate listings on the Company Site, including a method to indicate the originating Sales Agent. Jutvision will use commercially reasonable efforts to make a member of its Service Provider Network available to capture Jutvision Images of a Property within forty-eight (48) hours of receiving an order for Production Services from a Sales Agent. In addition, Jutvision will use commercially reasonable efforts to process and post each Jutvision Image on behalf of all Sales Agents within four (4) business days after capture of such Jutvision Image, in each case to the extent Jutvision has the right to do so, provided that such posting is not delayed by factors attributable to Company or Sales Agents.

3.  MARKETING AND PROMOTION
    -----------------------

    3.1  Company Obligations.  Company agrees to market, promote and facilitate
         -------------------
sales of the Production Services as follows:

         (a)  Company Site.  Company agrees to market and promote the Production
              ------------
Services on the Company Site. Such marketing and promotion will include, without limitation:

              (i) inclusion of one or more electronic order forms on the Company Site for "Members Only" permitting Sales Agents to submit orders for Production Services to Jutvision via the Internet, or alternatively, at Company's election, Company will provide a link on the Company Site for "Members Only" to an electronic order form on a server operated by Jutvision;

              (ii) all subject to Company's ongoing approval, on a prominent page within the Company Site, either on Company's consumer Web site or "Members Only" site, or both, as determined by Company, and, on each page of the Company Site displaying Jutvision Images, inclusion of a Jutvision logo, that, when clicked on, links directly to an HTML page containing an electronic order form permitting Sales Agents to submit orders for Production Services to Jutvision via the Internet;

              (iii) inclusion on the Company Site, either on Company's consumer Web site or "Members Only" site, or both, as determined by Company, of a gallery of Jutvision Images produced by Jutvision on behalf of Sales Agents and selected by Company in its reasonable judgment; provided that the page containing such gallery will include a Jutvision logo, that, when clicked on, links directly to an HTML page containing an electronic order form permitting Sales Agents to submit orders for Production Services to Jutvision via the Internet.

Without the prior approval of Jutvision, Company will not display any advertisements of any competitor of Jutvision on any HTML page that contains a Jutvision Image and is located on the Company Site.

         (b)  Communications with Sales Agents.  To the extent Company creates
              --------------------------------
and distributes printed or electronic communications to Sales Agents, including without limitation email messages and print advertising in flyers, newsletters and general mailings, Company, in collaboration with Jutvision, but subject to Company's ongoing approval, will include in such advertising a Jutvision logo and a brief, suitable reference to the availability of the Production Services. Company may, but shall not be required to, supply Jutvision from time to time with Company's list of Sales Agents and to permit Jutvision to use such list solely and for no other purpose than to promote Jutvision and the Production Services; a breach of this provision shall entitle Company to seek immediate injunctive relief and damages.

         (c)  Seminars; Trade Shows; Conventions.  Company may, but shall not be
              ----------------------------------
required to, invite Jutvision to speak at seminars Company conducts for Sales Agents during the Term. Company or its sales representatives may, but shall not be required to, distribute to Sales Agents at seminars, tradeshows and conventions marketing materials created by Jutvision that promote the Production Services. In addition, Company may, but shall not be required to, afford Jutvision an opportunity to participate, in a booth or by means of a scheduled demonstration, in trade shows or conventions Company attends or hosts during the Term. Company may, but shall not be required to, explain to Sales Agents the value and benefit to the customer of the Production Services and provide Sales Agents with demonstrations of the Production Services.

        (d)  Company Offices.  Company will use best efforts to permit
             ----------------
Jutvision, at each of Company's offices, to make presentations regarding the Production Services and to train Sales Agents how to promote the Production Services. Jutvision will remain available to provide such training during the Term, and the parties will determine a suitable schedule for such presentations and training.

        (e)  Preferred Vendor.  To the extent Company establishes during the
             ----------------
Term a "preferred vendor" program offering vendor participants promotional advantages and opportunities, Company will offer Jutvision an opportunity to participate in such preferred vendor program on terms consistent with those offered to other vendors of Company.

        (f)  Cooperation.  Company shall cooperate with Jutvision in the
             -----------
performance of Jutvision's obligations under this Agreement.

    3.2  Jutvision Obligations.
         ---------------------

         (a)  Listing Tools.  Jutvision agrees to develop valuable tools,
              -------------
including, without limitation, flip charts, software and/or CD ROM products, specifically designed to help Sales Agents market themselves and obtain listings from, and enhance customer relationships with, property sellers ("Listing Tools"). Jutvision will supply such Listing Tools, free of charge, to those Sales Agents who order in excess of a minimum quantity of virtual tour Production Services, such quantities to be determined by Jutvision. In addition, Jutvision will supply

Company with the Listing Tools, free of charge. Subject to the mutual agreement of Jutvision and the Company, the Listing Tools furnished to the Company and the Sales Agents shall include the Company's branding elements, with the aim of promoting the Company as a leading real estate brokerage firm, providing to its customers leading-edge Internet and technology services supporting the sale of residential properties.

         (b)  Cooperation.  Jutvision and Company will, from time to time, use
              -----------
reasonable efforts to cooperate in joint marketing efforts for the Production Services on such terms and conditions as are mutually agreed. Each party will assign a project manager to act as the primary liaison with respect to the relationship provided for hereunder, and all discussions between the parties with respect to the respective performance of obligations hereunder will be conducted by these project managers or their designees.

4.  PROPRIETARY RIGHTS
    ------------------

    4.1  Software.
         --------

         (a) Jutvision hereby grants to Company a nonexclusive, worldwide, royalty-free license to use the Software during the Term, in object code only, to display Jutvision Images on the Company Site. "Use" means storing, loading, installing, executing or displaying the Software. Company may not modify the Software or disable any licensing or control features of the Software.

         (b) The Software is owned and copyrighted by Jutvision. The license set forth in this Section 4.1 confers no title to, nor ownership in, the Software and is not a sale of any rights in the Software.

         (c) Company may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized use of the Software. Company must reproduce all copyright notices in the original Software on all copies or adaptations. Company may only transfer class files when they are called on by a "requesting" server in the normal course of Java Applet execution. Company may not distribute the Jutvision for Java Class files. Any transfer or copying of the Software by Company other than as expressly provided herein constitutes a material breach of this Agreement.

         (d) Company may only use the Software to read .jut files, a file format proprietary to Jutvision.

         (e) Company may not tamper with or alter in any way the image displayed when loading each Jutvision Image and Company shall not hinder the Jutvision Splash Screen from being fully visible upon loading of each Jutvision Image.

         (f) Company will not disassemble or decompile the Software including single Jutvision Java Class files under any circumstances. The disassembly or decryption by Company of any Jutvision Java Class file constitutes a material breach of this Agreement.

         (g) Company will not export or re-export the Software or any copy or adaptation in violation of any applicable laws or regulations.

         (h) The Software and any accompanying documentation have been developed entirely at private expense. They are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014 (Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent agency regulation or contract clause), whichever is applicable. Company has only those rights provided for such Software and any accompanying documentation by the applicable FAR or DFARS clause or agreement between Company and Jutvision.

    4.2  Jutvision Images.  Jutvision hereby grants to Company a nonexclusive,
         ----------------
worldwide, royalty-free, nontransferable license to display, perform, reproduce and distribute or otherwise use in any legal fashion, as the Company and/or the Sales Agent may deem appropriate in their sole discretion. The foregoing license does not include any right to grant or authorize sublicenses, and Jutvision owns all Jutvision Images.

    4.3  Trademarks.
         ----------

         (a)  Jutvision Marks.
              ---------------

              (i) Jutvision owns and at all times will continue to own the Jutvision Marks. Company will not take any actions inconsistent with Jutvision's ownership rights.

              (ii) Subject to the restrictions set forth herein, Jutvision hereby grants Company a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Jutvision Marks, during the Term, with Jutvision's approval, which Jutvision will not unreasonably withhold or delay, solely in connection with promotion and marketing of the Production Services as provided in Section 3. Company' use of the Jutvision Marks will not create in Company any right, title or interest therein or thereto. All use by Company of the Jutvision Marks will inure to the exclusive benefit of Jutvision. At Jutvision's reasonable request, Company will assist Jutvision with the protection and maintenance of the Jutvision Marks. Company may only use the Jutvision Marks as expressly permitted herein. Company agrees to use the Jutvision Marks in a manner commensurate with the style, appearance and quality of Jutvision's services and/or products bearing such marks.

         (b)  Company Marks.
              -------------

              (i) Company owns and at all times will continue to own the Company Marks. Jutvision will not take any actions inconsistent with Company' ownership rights.

              (ii) Subject to the restrictions set forth herein, Company hereby grants Jutvision a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Company Marks, during the Term, with the prior written approval of Company and Company's counsel, which Company and its counsel will not unreasonably withhold or delay, solely in connection with promotion and marketing of the Production Services to Company sales agents. Jutvision's use of the Company Marks will not create in Jutvision any right, title or interest therein or thereto. All use by Jutvision of the Company Marks will inure to the exclusive benefit of Company. At Company' reasonable request, Jutvision will assist Company with the protection and maintenance of the Company Marks. Jutvision may only use the Company Marks as expressly permitted herein. Jutvision agrees to use the Company Marks in a manner commensurate with the style, appearance and quality of Company' services and/or products bearing such marks.

    4.4  Limitation on Grant of Rights.  Except as expressly provided herein,
         -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

5.  TERM AND TERMINATION
    --------------------

    5.1  Term.  Unless earlier terminated as set forth below, this Agreement
         ----
will become effective upon the Effective Date and continue for a period of one
(1) year measured from the Initial Posting Date (the "Initial Term").

    5.2  Termination for Insolvency.  If voluntary or involuntary proceedings by
         --------------------------
or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization, dissolution, liquidation or winding-up of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

    5.3  Termination for Breach.  This Agreement will terminate in the event a
         ----------------------
party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith.

    5.4  Effects of Termination.  Upon expiration or termination of this
         ----------------------
Agreement:

         (a)  Jutvision will cease all use of the Company Marks;

         (b) Commensurate with the quality of services provided prior to such expiration or termination, Jutvision will continue to provide Production Services and support to third parties who purchased such Production Services prior to such expiration or termination;

         (c) Company will cease all use of the Jutvision Marks, the Jutvision Technology and the Jutvision Images and shall purge all Jutvision Technology and Jutvision Images from its servers; provided, however, that, following any expiration or termination, the licenses granted above under Sections 4.1 and 4.2 shall survive for a period of six (6) months thereafter with respect to the Software and Jutvision Images provided to Company hereunder prior to expiration or termination, to the extent that such Jutvision Images accompany listings on the Company Site and such Software is necessary to display such Jutvision Images.

         (d) Each party will promptly destroy or return any Confidential Information of the other party in its possession.

    5.5  Survival of Certain Terms.  The provisions of Sections 4.1(b), 4.1(e),
         -------------------------
4.1(f), 4.1(g), 4.1(h), 4.2(a), 4.3(a)(i), 4.3(b)(i), 4.4, 5.3, 5.4, 6, 7, 8, 9,
10.1, 10.2, 10.3, 10.4, 10.5, 10.7, 10.8, 10.9, 10.10 and 10.11 will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

6.  CONFIDENTIALITY
    ---------------

    6.1  General.  Subject to Section 10.2, each party agrees to treat the other
         -------
party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Without limiting the foregoing, subject to Section 10.2, each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

    6.2  Exceptions.  The foregoing restrictions will not apply to information
         ----------
that (i) is known to the Receiving Party at the time of disclosure by the disclosing party; (ii) is or becomes publicly known through no wrongful act of the Receiving Party; (iii) solely to the extent of such disclosure, is disclosed in good faith by the Disclosing Party to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm, or consultant; (iv) is rightfully received from a third party without restriction; (v) is independently developed by the Receiving Party; (vi) has been approved for release by written authorization of the Disclosing Party; (vii) is not marked or similarly designated as confidential, and is provided for a purpose or in a manner that reasonably contemplate, or would naturally be understood to contemplate, disclosure or use by others; and (viii) is disclosed pursuant to a valid order of any governmental authority provided that the party intending to make disclosure in such circumstances has given the other party prompt notice prior to making such disclosure so that such party may seek a protective order or other appropriate remedy prior to such disclosure.

7.  REPRESENTATIONS AND WARRANTIES
    ------------------------------

    7.1  Each party represents and warrants to the other that:

         (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

        (b) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder;

        (c) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

        (d) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any other material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

    7.2  Disclaimer.  THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY
         ----------
WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

8.  INDEMNIFICATION
    ---------------

    8.1 Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party and its officers, directors, agents, employees, successors and permitted assigns (hereinafter collectively the "Indemnified Party") from and against any and all losses, claims, suits, proceedings, liabilities, expenses (including reasonable attorneys' fees and expenses), causes of action, damages and costs (collectively "Claims") arising out of or in connection with the breach, potential breach or inaccuracy of, or failure to comply with, any of the representations and warranties contained in Section 7 on the part of the indemnifying Party.

    8.2 Any Indemnified Party entitled to indemnification under this Section will give prompt notice to the indemnifying Party of any Claim with respect to which it seeks indemnification, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability except to the extent that it is actually prejudiced by such delay. The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not, without consent of the Indemnified Party, effect any settlement or discharge or consent to the entry of any judgment, unless such settlement or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation.

9.  LIMITATION OF LIABILITY
    -----------------------

     EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 8 OR A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 6, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10.  GENERAL PROVISIONS
     ------------------

     10.1  Independent Contractors.  The relationship of Jutvision and Company
           -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with a party's business are the sole responsibility of that party.

    10.2  Press Plans.  The parties may agree to participate in a joint press
          -----------
announcement regarding the relationship entered into hereunder that will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval, not to be unreasonably withheld. Each party will furnish its written acceptance of or objection to any proposed announcement within forty-eight (48) hours; provided, however, that a failure to respond within such forty-eight-hour period will be deemed an acceptance of such announcement.

    10.3  Governing Law.  This Agreement will be governed by and construed under
          -------------
the laws of the State of Florida without reference to conflict of laws principles.

    10.4  Entire Agreement.  This Agreement, together with all exhibit and
          ----------------
attachments hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

    10.5  Notices.  Any notice required or permitted by this Agreement will be
          -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth below or at such other address for which such party gives notice hereunder. Delivery will be deemed effective three (3) days after deposit with postal authorities.


          If to Company:   Jill Fisher Powers, Esquire

                           Arvida Realty Services
                           19353 U.S .Highway 19 North, Suite 100
                           Clearwater, Florida  33764

          with a copy to:  Linda Burger, Executive Vice-President
                           Arvida Realty Services
                           19353 U.S. Highway 19 North, Suite 100
                           Clearwater, Florida  33764


          If to Jutvision: Andrew Laszlo
                           Senior Vice President of Business Development Jutvision Corporation
                           124 University Avenue
                           Third Floor
                           Palo Alto, CA 94301
                           Tel:  650-325-6787 ext. 25
                           Fax:  650-325-9337

          with a copy to:  A. Hunter Farrell, Esq.
                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Tel:  650-493-9300
                           Fax:  650-493-6811

    10.6  Force Majeure.  Nonperformance of either party will be excused to the
          -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party.

    10.7  Non-Assignability and Binding Effect.  Except as expressly provided
          ------------------------------------
herein, this Agreement may not be assigned or transferred, or may any right or obligation hereunder be assigned or delegated, to a third party by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

    10.8  Modification; Waiver.  No modification of or amendment to this
          --------------------
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

    10.9  Headings.  The headings to the sections and subsections of this
          --------
Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

    10.10 Severability.  In the event that it is determined by a court of
          ------------
competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

    10.11  Counterparts; Facsimile Signatures.  This Agreement may be executed
           ----------------------------------
by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



JUTVISION CORPORATION                   ST. JOE REAL ESTATE SERVICES, INC.
                                        d/b/a ARVIDA REALTY SERVICES


By: /s/ Andrew P. Laszlo                By: /s/ Jill Fisher Powers
   -------------------------------         ---------------------------------
Name:  Andrew P. Laszlo                 Name:   Jill Fisher Powers
       ---------------------------              ----------------------------

Title: SVP, Business Development        Title:  Excecutive Vice-President
       ---------------------------              ----------------------------

Date:  March 5, 1999                    Date:  March 25, 1999
       ---------------------------             -----------------------------